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                                                                    EXHIBIT 99.1
                         BANK ONE, NATIONAL ASSOCIATION
                  Annual Officer's Certificate of the Servicer
                       Banc One Auto Grantor Trust 1997-B

     The undersigned, duly authorized representatives of Bank One, National Association, as Servicer (the "Servicer"), pursuant to Section 3.10 of the Pooling and Servicing Agreement dated as of December 1, 1997 (the "Agreement") between the Servicer and Bankers Trust Company, as trustee (the "Trustee"), do hereby certify as follows:

     (1) All terms used herein that are defined in the Agreement shall have the meanings provided in the Agreement, unless otherwise defined herein.

     (2) The undersigned are officers of the Servicer who are duly authorized pursuant to the Agreement to execute and deliver this Certificate.

     (3) A review of the activities of the Servicer during the period from January 1, 2001 to December 31, 2001 (the "Servicing Period") and its performance under the Agreement has been made under our supervision.

     (4) Based on such review, the Servicer has, to the best of our knowledge, fulfilled all of its material obligations under the Agreement throughout the Servicing Period except as set forth in paragraph (5) below.

     (5) The following is a brief description of each default in the fulfillment of the Servicer's obligations under the Agreement known to us to have been made by the Servicer during the Servicing Period, which sets forth in detail (i) the nature of each such default and
          (ii) the current status of each default: NONE


IN WITNESS WHEREOF, the Servicer has caused this Certificate to be executed by duly authorized officers as of the 31st day of December 2001.

                             BANK ONE, NATIONAL ASSOCIATION
                             as Servicer

                             By: /s/ Tracis H. Klein
                                 -----------------------------------------------
                                 Name: Tracie H. Klein
                                 Title:   Vice President

                             By: /s/ James K. Kendrick
                                 -----------------------------------------------
                                 Name:  James K. Kendrick
                                 Title: Retail Controller and Sr. Vice President